                                                                   Exhibit 11.1

                             J.D. EDWARDS & COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In thousands, except per share amounts)


                                                                                                  SIX MONTHS ENDED
                                                        YEAR ENDED OCTOBER 31,                          APRIL 30,
                                               -----------------------------------------       ------------------------
                                                 1994            1995            1996            1996            1997
                                               ---------       ---------       ---------       ---------       --------
PRIMARY EARNINGS PER SHARE
Net income                                     $  12,063       $  18,209       $  26,326       $   5,941       $  7,178
                                               ---------       ---------       ---------       ---------       --------

Shares outstanding
Weighted average number of
  common shares outstanding                       80,872          79,139          79,044          79,039         79,102

Assuming exercise of stock options                11,397          15,140          19,935          20,358         19,761
Assuming repurchase of treasury stock            (11,324)        (13,083)        (12,620)        (13,718)        (6,257)
                                               ---------       ---------       ---------       ---------       --------
  Net incremental shares(1)                           73           2,057           7,315           6,640         13,504
Assuming exercise of stock options
  considered cheap stock                             810             810             810             810            810
                                               ---------       ---------       ---------       ---------       --------
Weighted average number of
  common shares outstanding as adjusted           81,755          82,006          87,169          86,489         93,416
                                               ---------       ---------       ---------       ---------       --------
Primary earnings per common share              $    0.15       $    0.22       $   0.30        $    0.07       $   0.08
                                               ---------       ---------       ---------       ---------       --------


FULLY DILUTED EARNINGS PER SHARE(2)
Net income                                     $  12,063       $  18,209       $  26,326       $   5,941       $  7,178
                                               ---------       ---------       ---------       ---------       --------

Shares outstanding
Weighted average number of
  common shares outstanding                       80,872          79,139          79,044          79,039         79,102

Assuming exercise of stock options                11,397          15,140          19,935          20,358         19,761
Assuming repurchase of treasury stock            (11,310)        (12,726)        (11,873)        (12,223)        (5,717)
                                               ---------       ---------       ---------       ---------       --------
  Net incremental shares(1)                           87           2,414           8,062           8,135         14,044
Assuming exercise of stock options
  considered cheap stock                             810             810             810             810            810
                                               ---------       ---------       ---------       ---------       --------
Weighted average number of
  common shares outstanding as adjusted           81,769          82,363          87,916          87,984         93,956
                                               ---------       ---------       ---------       ---------       --------
Primary earnings per common share              $    0.15       $    0.22       $   0.30        $    0.07       $   0.08
                                               ---------       ---------       ---------       ---------       --------

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(1) Application of the treasury stock method results in a repurchase of less than 20% of weighted average shares outstanding for all periods presented; therefore, no adjustments to net income or shares outstanding are required pursuant to the modified treasury stock method as prescribed by APB 15 paragraph 28 and footnote 13.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1994 Release No. 5083 although not required by footnote 2 to paragraph 14 of APB No. 15 because it results in dilution of less than 3%.